Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Contact:

Lawrence Delaney, Jr.

Investor Relations Counsel

(714) 734-5142

NCI Reports Fourth Quarter and Fiscal Year 2013 Financial and Operating Results

•	Fourth quarter revenue of $80 million exceeds high end of guidance by $7 million;

•	EPS of $0.16 exceeds high end of guidance by $0.05;

•	Fiscal year 2013 revenue of $332 million, EPS of $0.60;

•	Company issues guidance for first quarter and fiscal year 2014.

RESTON, VA, February 12, 2014 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth quarter 2013 revenue exceeded the high end of management’s guidance range issued last quarter by approximately $7 million. Diluted EPS exceeded the high end of guidance by $0.05.

Fourth Quarter 2013 Results

For the fourth quarter of 2013, NCI reported revenue of $79.9 million compared with fourth quarter 2012 revenue of $89.7 million, a decrease of 10.9%. The year-over-year decrease in revenue was the result of the expiration of certain task orders and contracts, a decrease in revenue from NCI’s PEO Soldier program, and net reductions in scope of work on other contracts. The decrease was partially offset by revenue from new contract awards. During the fourth quarter of 2013, NCI’s PEO Soldier contract accounted for 13.4% of total revenue, compared with 15.9% in the fourth quarter of 2012.

GAAP operating income for the fourth quarter of 2013 was $3.8 million compared with a GAAP operating loss for the fourth quarter of 2012 of $54.3 million. In the fourth quarter of 2012, NCI recorded an impairment charge to the remaining balance of the company’s goodwill and a portion of its intangible assets totaling $58.0 million. Excluding the effects of this impairment charge, NCI reported operating income of $3.7 million for the fourth quarter of 2012.1

Operating margin for the fourth quarter of 2013 was 4.7%. Excluding the effects of the impairment charge, operating margin for the fourth quarter of 2012 was 4.1%. Excluding the impact of the impairment, operating margin increased primarily as a result of lower general and administrative costs, certain one-time gains and reduced depreciation and amortization.

GAAP net income for the fourth quarter of 2013 was $2.0 million compared with a GAAP net loss for the fourth quarter of 2012 of $34.7 million. Excluding the impact of the impairment charge, net income for the fourth quarter of 2012 was $2.0 million. GAAP diluted EPS for the fourth quarter of 2013 was $0.16. Excluding the impairment charge, diluted EPS for the fourth quarter of 2012 was $0.15.

Days sales outstanding (DSO) for the fourth quarter ended December 2013 was 74 days compared with 66 days at September 30, 2013, an increase of eight days. The sequential increase was caused by the timing of payments on certain contracts.

Fiscal Year 2013 Results

Revenue for the year ended December 31, 2013 was $332.3 million, compared with $368.4 million for the year ended December 31, 2012, representing a decrease of $36.1 million, or 9.8%. This decrease in revenue is principally due the expiration of task orders and contracts; reductions in scope of work; certain lost contract re-competes; and a decrease in revenue from NCI’s PEO Soldier program, which accounted for approximately $16 million of the year-over-year decline in revenue. The decrease was partially offset by revenue from new contract awards.

NCI’s PEO Soldier contract accounted for $46.0 million and $62.4 million of revenue in 2013 and 2012, respectively. This represented 13.9% and 16.9% of revenue in 2013 and 2012, respectively.

GAAP operating income for 2013 was $14.1 million, or 4.2% of revenue. GAAP operating loss for 2012 was $140.0 million. Excluding the effect of the impairment charges noted above and the costs associated with the stock option tender offer completed in the third quarter of 2012, operating income for 2012 was $13.0 million, or 3.5% of revenue. The year-over-year increase in adjusted operating margin was primarily attributable to better performance on several key contracts; certain one-time gains; lower compensation expense from reduced headcount and the associated indirect costs; and lower stock compensation costs–partially offset by an increase in business development costs.

GAAP net income for 2013 was $7.7 million, or $0.60 per diluted share, compared with a GAAP net loss for 2012 of $86.8 million. Excluding the effect of the impairment charges and the stock option tender offer, net income for 2012 was $6.9 million, or $0.51 per diluted share.

Cash flow provided by operating activities for fiscal year 2013 was $17.3 million. Capital expenditures were $1.3 million, resulting in free cash flow of $16.0 million, or 2.1 times net income in 2013.

NCI reported total backlog at December 31, 2013, of $488 million, of which $195 million was funded. This compares with total backlog at September 30, 2013, of $555 million, of which $163 million was funded.

Gross bookings were $30 million for the fourth quarter and $184 million for 2013. Net bookings in 2013 were $114 million.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate as to future tasking and contract awards, NCI is issuing guidance for its first quarter and fiscal year 2014. The table below represents management’s current expectations about future financial performance based on information available at this time:

	First Quarter Fiscal Year 2014 Ending March 31, 2014	Fiscal Year Ending December 31, 2014
Revenue	$74 million–$82 million	$280 million–$310 million
Diluted EPS	$0.12–$0.14	$0.40–$0.50
Diluted projected share count	12.9 million	13.0 million

“NCI continued to outperform expectations for revenue and earnings per share in the fourth quarter. In addition, fiscal year 2013 revenue and EPS were considerably better than our forecasts at the beginning of last year,” said Charles K. Narang, NCI’s Chairman and CEO. “We see 2014 as the year when our internal efforts begin to pay off in the form of new business awards.”

“Although delays in RFPs for needle-moving opportunities did not allow for material new awards to be booked in 2013, we’ve made significant investments in business development and transformed the way we pursue and bid new work. Several major programs we expected to bid in 2013 are now slated to be bid and awarded in 2014,” said NCI’s President, Brian J. Clark. “In addition to aggressively pursuing new business and practicing disciplined cost control, we will actively pursue potential acquisitions in 2014, now that internally-focused turnaround activities are substantially complete. While enhancing our existing business base along with creating compelling synergies, a strategic acquisition could add new capabilities in key areas of expected Federal spending priorities.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EST to discuss fiscal fourth quarter and full year 2013 results and guidance for 2014.

Analysts and institutional investors may listen to the conference call by dialing (888) 417-8465 (United States/Canada) or (719) 325-2315 (international) with pass code 5376831. The conference call will be simultaneously provided as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through February 26, 2014 by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 5376831.

About NCI, Inc.

NCI is a worldwide provider of leading-edge enterprise services and solutions to U.S. Government agencies. NCI helps its customers achieve higher levels of performance by utilizing cutting-edge technologies and methodologies in the following capability areas: Cloud Computing and Data Center Consolidation; Cybersecurity and Information Assurance; Engineering and Logistics Support; Enterprise Information Management and Advanced Analytics; Health IT and Medical Support; IT Service Management; Software and Systems Development/Integration; and Modeling, Simulation, and Training. Headquartered in Reston, Virginia, NCI has approximately 1,900 employees operating in more than 100 locations around the globe. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 and 2014 fiscal years), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011(as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act, 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Financial tables follow

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	(UNAUDITED)		(UNAUDITED)
	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Revenue	$79,895	$89,658	$332,325	$368,387
Operating expenses:
Cost of revenue	69,087	77,427	289,388	322,281
General and administrative expenses	5,583	6,771	23,393	26,148
Depreciation and amortization	1,475	1,781	6,298	6,926
Stock option tender offer	—	—	—	2,311
Impairment of goodwill and intangible assets	—	57,958	—	150,752
Purchase contingency gain	—	—	(864)	—

Total operating expenses	76,145	143,937	318,215	508,418

Operating income (loss)	3,750	(54,279)	14,110	(140,031)
Interest expense, net	128	249	784	1,325

Income (loss) before income taxes	3,622	(54,528)	13,326	(141,356)
Provision (benefit) for income taxes	1,621	(19,835)	5,588	(54,532)

Net income (loss)	$2,001	$(34,693)	$7,738	$(86,824)

Earnings (loss) per common and common equivalent share:
Basic:
Weighted average shares outstanding	12,842	12,953	12,829	13,335
Net income (loss) per share	$0.16	$(2.68)	$0.60	$(6.51)

Diluted:
Weighted average shares outstanding	12,842	12,953	12,829	13,335
Net income (loss) per share	$0.16	$(2.68)	$0.60	$(6.51)

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	(UNAUDITED) As of December 31, 2013	As of December 31, 2012
Assets:
Current assets:
Cash and cash equivalents	$50	$763
Accounts receivable, net	63,991	62,293
Deferred tax assets, net	3,217	3,269
Income tax receivable	—	5,543
Prepaid expenses and other current assets	2,941	5,215

Total current assets	70,199	77,083
Property and equipment, net	9,752	12,564
Other assets	2,113	1,593
Deferred tax assets, net	39,990	43,463
Intangible assets, net	5,340	7,073

Total assets	$127,394	$141,776

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$17,371	$24,148
Accrued salaries and benefits	16,645	15,858
Deferred revenue	2,594	1,032
Other accrued expenses	4,578	7,625

Total current liabilities	41,188	48,663
Long-term debt	1,000	17,500
Other long-term liabilities	3,399	2,723

Total liabilities	45,587	68,886
Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,142 shares issued and 8,226 shares outstanding as of December 31, 2013, and 9,149 shares issued and 8,232 shares outstanding as of December 31, 2012	174	174
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of December 31, 2013 and 2012	89	89
Additional paid-in capital	70,905	69,726
Treasury stock at cost— 917 shares of Class A common stock as of December 31, 2013 and 2012	(8,331)	(8,331)
Retained earnings	18,970	11,232

Total stockholders’ equity	81,807	72,890

Total liabilities and stockholders’ equity	$127,394	$141,776

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share data)

	(UNAUDITED )
	Year ended December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$7,738	$(86,824)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of goodwill and intangible assets	—	150,752
Depreciation and amortization	6,298	6,926
Loss on sale or disposal of property and equipment	—	5
Stock compensation expense	1,399	4,204
Deferred income taxes	3,338	(51,851)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,698)	32,782
Prepaid expenses and other assets	7,477	(7,197)
Accounts payable	(6,777)	(5,870)
Accrued expenses and other liabilities	(515)	(1,392)

Net cash provided by operating activities	17,260	41,535

Cash flows from investing activities:
Purchases of property and equipment	(1,260)	(1,785)

Net cash used in investing activities	(1,260)	(1,785)

Cash flows from financing activities:
Borrowings under credit facility	123,922	130,304
Repayments of credit facility	(140,422)	(166,804)
Financing costs paid	(180)	(120)
Proceeds from cancellation/exercise of stock options	—	10
Repurchase of stock awards	(33)	(1,320)
Purchases of Class A common stock for Treasury	—	(3,876)

Net cash used in financing activities	(16,713)	(41,806)

Net change in cash and cash equivalents	(713)	(2,056)
Cash and cash equivalents, beginning of year	763	2,819

Cash and cash equivalents, end of year	$50	$763

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$596	$1,216

Income taxes	$975	$2,657

Supplemental disclosure of noncash activities:
Leasehold improvements acquired with tenant improvement funds	$496	$—

NCI, INC.

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
GAAP total operating income (loss)	$3,750	$(54,279)	$14,110	$(140,031)
Impairment of goodwill and intangible assets	—	57,958	—	150,752
Stock option tender offer	—	—	—	2,311

Adjusted operating income	3,750	3,679	14,110	13,032

Interest expense, net	128	249	784	1,325

Adjusted income before income taxes	3,622	3,430	13,326	11,707
Provision for income taxes	1,621	1,439	5,588	4,840

Adjusted net income	$2,001	$1,991	$7,738	$6,867

Earnings per common and common equivalent share:
GAAP Basic net income (loss) per share	$0.16	$(2.68)	$0.60	$(6.51)
Per share effect of impairment of goodwill and intangible assets	—	2.83	—	6.92
Per share effect of stock option tender offer	—	—	—	0.10

Adjusted net income per share	$0.16	$0.15	$0.60	$0.51

GAAP Diluted net income (loss) per share	$0.16	$(2.68)	$0.60	$(6.51)
Per share effect of impairment of goodwill and intangible assets	—	2.83	—	6.92
Per share effect of stock option tender offer	—	—	—	0.10

Adjusted net income per share	$0.16	$0.15	$0.60	$0.51

Weighted average shares outstanding:
Basic	12,842	12,953	12,829	13,335
Diluted:	12,842	12,953	12,829	13,337

###

1 NCI believes removing the non-recurring charges for goodwill impairment and the stock option tender offer in the third quarter and the non-recurring charge for goodwill impairment in the fourth quarter of 2012 from operating income, net income, and earnings per share (as presented) shows NCI’s financial results in a more consistent manner. NCI believes that these non-GAAP financial measures provide useful information because they allow management and investors to better assess the comparable financial results of the company absent the one time or non-recurring charges. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Please see the reconciliation table above that reconciles non-GAAP net income, operating income, and earnings per share to GAAP net income, operating income, and earnings per share.